STOCK PURCHASE AGREEMENT
                            ------------------------

THIS  STOCK  PURCHASE  AGREEMENT is made as of this _____ day of February, 2003,
                                                                 --------
by, between and among JAMES HOLLANDER, Trustee of the James Hollander Revocable Living Trust dated May 12, 1997 ("J. Hollander, Trustee"), RAYMOND HAYS, Trustee of the Raymond Hays Revocable Living Trust dated June 30, 1997 ("R. Hays, Trustee"), DAVID YOKA, Trustee of the David Yoka Revocable Living Trust dated May 16, 1997 ("D. Yoka, Trustee") and MATTHEW CUSSIGH ("M. Cussigh") (J.
Hollander, Trustee, R. Hays, Trustee, D. Yoka, Trustee and M. Cussigh hereinafter referred to collectively as the "Sellers" and individually as "Seller") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H :

WHEREAS, Sellers own all of the issued and outstanding shares of Micrologic Business Systems of K.C., Inc., a Missouri corporation, which is a full service provider of a variety of computer service and support solutions to large and medium size commercial, governmental and other professional customers throughout the Kansas City, Missouri metropolitan area, as follows:

               J.  Hollander,  Trustee     -            94,495.50  shares
               R.  Hays,  Trustee          -            94,494.50  shares
               D.  Yoka,  Trustee          -            94,494.50  shares
               M.  Cussigh                 -            30,000.00  shares

                    Total                  -           313,484.50  shares

WHEREAS, Sellers desire to sell and Purchaser desires to purchase all the Company Shares owned by Sellers, and Sellers and Purchaser desire to engage in the other transactions provided for herein.

NOW, THEREFORE, in and for the consideration of the mutual promises and undertakings herein contained, and subject to the terms and conditions hereinafter set forth, the Parties agree as follows:


                                    ARTICLE I

1.       Definitions.  As used herein the following terms shall have the
         -----------
         following meanings,  respectively:

1.01     Accounts Receivable:  All notes and accounts receivable held by Company
         -------------------
         or of which Company is the beneficial holder and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by Company.


                               Page 1 of 54 Pages

1.02     Acquisition:  The  purchase and sale of all the Company Shares upon the
         -----------
         terms and provisions, and subject to the conditions, set forth in this Agreement.

1.03     Affiliate:  Shall  have  the  meaning ascribed to such term in Rule 405
         ---------
         promulgated  under  the  Securities  Act  of  1933,  as  amended.

1.04     Affiliate Receivables:  Any account or note receivable or other payment
         ---------------------
         obligation owing to Company by any officer, director, employee or Affiliate of Company.

1.05     Agreement:  This  Stock  Purchase  Agreement.
         ---------

1.06     Applicable  Law.  All  applicable  provisions of all (i) constitutions,
         ---------------
         treaties, statues, laws (including common law), rules, regulations, ordinances, codes or order of any Governmental Authority and (ii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

1.07     Balance  Sheet.  The  "Balance Sheet" is the unaudited Balance Sheet of
         --------------                               --
         Company as of March 31, 2002 and for the eight month period commencing April 1, 2002 and ending November 30, 2002, included as part of the Year End financial Statements.

1.08     Book Value:  The shareholders' equity of Company as of the Closing Date
         ----------
         as reported in Company's Closing Balance Sheet, determined in accordance with Section 3.01.

1.09     Book  Value  Report:  Shall  have  the meaning defined in Section 3.01.
         -------------------

1.10     Business.  The  operations  of  Company involving generally the sale of
         --------
         goods relating to personal computers, client services, computer networks, communication equipment, other equipment related thereto, such as computer monitors, peripherals and all other individual components, operating systems and application software and other off the shelf software.

1.11     Business  Day.  "Business  Day" shall mean a day other than a Saturday,
         -------------
         Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required to close.

1.12     Closing:  The  consummation  of  the Acquisition on the Closing Date at
         -------
         the place of Closing hereinafter specified in accordance with the terms and conditions hereof.

1.13     Closing  Balance  Sheet:   The  balance sheet of Company at the date of
         -----------------------
         the  Closing.


                               Page 2 of 54 Pages

1.14     Closing  Date:  The  date  on  which  the  Closing  shall  take  place,
         -------------
         determined  in  accordance  with  Article  XIV.

1.15     Code:  The  Internal  Revenue  Code  of  1986,  as  amended.
         ----

1.16     Company:  Micrologic  Business  Systems  of  K.C.,  Inc.,  a  Missouri
         -------
         corporation.

1.17     Company's  Accountant:  Company's  accountant  shall mean Mueller Prost
         ---------------------
         Park & Willbrand, PC 1034 South Brentwood Boulevard, Suite 1700, St. Louis, Missouri, 63117.

1.18     Company  Personnel:  Shall  mean current or former employees, officers,
         ------------------
         directors  or  consultants  of  Company.

1.19     Company  Shares:  All the issued and outstanding common shares, without
         ---------------
         par  value,  of  Company.

1.20     Contracts.  Shall  have  the  meaning  defined  in  Section  4.09(a).
         ---------

1.21     Consent.  Any  consent, approval, authorization, waiver, permit, grant,
         -------
         franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person.

1.22     Court:  A  Court is any federal, state, municipal, domestic, foreign or
         -----
         any other governmental tribunal or an arbitrator or person with similar power or authority.

1.23     Disclosure  Schedule:  The  schedule  dated  as  of  the  date  hereof,
         --------------------
         prepared pursuant to Article IV, copies of which have been signed by Sellers and delivered to Purchaser.

1.24     Employee  Benefit  Plans:  Shall mean all pension, annuity, retirement,
         ------------------------
         stock option, stock purchase, savings, profit sharing or deferred compensation plans or agreements, any bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, or commitment or arrangement applicable to Company Personnel.

1.25     Employees:  With  respect  to  Company,  shall  mean  all full-time and
         ---------
         part-time  employees  of  Company.

1.26     Employee  Contracts:  All  employment contracts, consulting agreements,
         -------------------
         and collective bargaining agreements or related agreements with respect to Employees of Company.


                               Page 3 of 54 Pages

1.27     Environmental  Laws:  Shall mean all federal, state or local judgments,
         -------------------
         decrees, orders, laws, licenses, ordinances, rules or regulations pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (42 U.S.C. Sec.1801, et seq.) ("RCRA"), the Comprehensive Environmental
                            --  ---
         Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. Sec.9601, et seq.) ("CERCLA"), the Superfund Amendment and
                            --  ---
         Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act (33 U.S.C. Sec.1251, et seq.), the Federal Clean Air Act (33 U.S.C.
                            --  ---
         Sec.7401,  et  seq.),  the  Toxic  Substances  Control  Act  (15 U.S.C.
                    --  ---
         Sec.7401, et seq.) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sec.136, et seq.) and the Occupational Safety and Health
                                 -- ---
         Act  (29  U.S.C.  Sec.651,  et  seq.).
                                     --  ---

1.28     Environmental  Liabilities  and  Costs:  All  Losses, whether direct or
         --------------------------------------
         indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to Remedial Actions, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the Business, the Leased Real Property or any other real properties, assets, equipment or facilities, by Company, or any of its predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Leased Real Property or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by Company, or any of its predecessors or Affiliates; and (iii) expenditures necessary to cause any Leased Real Property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Leased Real Property.

1.29     Environmental  Permits:  Any  federal, state and local permit, license,
         ----------------------
         registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to Company necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

1.30     ERISA:  The  Employee  Retirement  Income  Security  Act  of  1974,  as
         -----
         amended.

1.31 Floor Planning Indebtedness: Includes any indebtedness incurred, incurrable, or accrued pursuant to any of Company's financial arrangements, or floor plan agreements, with GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company and the IBM Corporation, respectively and any of their respective successors and/or assigns, all as set forth on Disclosure
         Schedule  1.31.  Disclosure  Schedule  1.31  shall  set  forth  the


                               Page 4 of 54 Pages
         respective principal balances and all accrued interest of such items on the date hereof.

1.32     GAAP:  Generally accepted accounting principles in effect in the United
         ----
         States  consistently  applied  throughout  the  periods  involved.

1.33     Governmental  Approval:  Any  Consent of, with or from any Governmental
         ----------------------
         Authority.

1.34     Governmental  Authority:  Any  nation or government, any state or other
         -----------------------
         political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

1.35     Hazardous  Materials:  Shall mean any hazardous waste, as defined by 42
         --------------------
         U.S.C. Sec.6903(5), any hazardous substances or wastes as defined by 42 U.S.C. Sec.9601(14), any pollutant or contaminant as defined by 42 U.S.C. Sec.9601(33) or any toxic substances or wastes, oil or hazardous material or other chemicals or substances regulated by any public or Governmental Authority.

1.36     Indemnifying  Party:  Shall  have  the  meaning  defined  in  Section
         -------------------
         11.06(a).

1.37     Intellectual  Property:  Any  and  all  United States and foreign:  (a)
         ----------------------
         patents (including reexaminations, design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, provisional applications, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof including Company's name; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and (h) the Internet address and website of Company.

1.38     Inventories:  All  inventories  of  raw  materials,  work  in  process,
         -----------
         finished products, goods, spare parts, office and other supplies, including any of such inventories held at any location controlled by Company or at any other location (pursuant to


                               Page 5 of 54 Pages
         conditional sales agreements, consignment arrangements or in any bailment or otherwise) and any such items previously purchased and in transit to Company at any such locations.

1.39     Leased  Real Property:  Shall mean all interests leased pursuant to the
         ---------------------
         Leases.

1.40     Leases:  Shall  mean  all real property leases, subleases, licenses and
         ------
         occupancy agreements pursuant to which Company is the lessee, sublessee, licensee or occupant which relate to or are being used in the Business and which are described on Disclosure Schedule 4.09.

1.41     Lien:  With  the  exception  of  Permitted  Liens,  a mortgage, pledge,
         ----
         hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including, without limitation, such that may arise under any Contracts.

1.42     Line  of  Credit  Indebtedness.  Includes  any  indebtedness  incurred,
         ------------------------------
         incurable, or accrued pursuant to any of Company's financing arrangements, agreements, letters of credit and line of credit with Blue Ridge Bank and Trust Company, 4240 Blue Ridge Boulevard, Suite 100, Kansas City, Missouri 64133 and any of its successors and/or assigns, all as set forth on Disclosure Schedule 1.42. Disclosure
         Schedule 1.42 shall set forth the principal balance and all accrued interest of such items on the date hereof.

1.43     Losses.  Any  and  all  losses,  liabilities,  damages, obligations and
         ------
         expenses arising as a result of the designated action or inaction, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, without limitation, attorney's fees and other expenses incurred in investigating or defending any claim, action, suit or proceeding [which claim, action, suit or proceeding has become final and non-appealable, or which matter has otherwise been settled between the parties hereto] and any and all amounts paid in settlement thereof) with respect to the designated action or inaction.

1.44     2002  NPBT.  The  net  profit  before  taxes  and  distributions  to
         ----------
         shareholders of Company for the period commencing April 1, 2002 and ending April 5, 2003 without incorporating any gains or losses realized on the disposition of assets other than in the ordinary course of business. The determination of 2002 NPBT shall be determined according to the provisions set forth in Section 3.02.

1.45     NPBT  of  Company.  The  net  profit  before  taxes of Company, without
         -----------------
         incorporating any gains or losses realized on the disposition of assets other than in the ordinary course of business. The NPBT of Company for applicable


                               Page 6 of 54 Pages
         periods set forth in Section 2.03 will be determined in accordance with the GAAP.

1.46     NPBT  Threshold.  Shall  have  the  meaning  set forth in Section 2.03.
         ---------------

1.47     Notes:  The  two  year subordinated promissory notes payable to Sellers
         -----
         as  more  fully  described  in  Section  2.04(b).

1.48     Other  Sellers  Documents:  The  agreements  and  other  documents  and
         -------------------------
         instruments  described  in  Sections  2.04,  6.01,  7.01  and  8.01.

1.49     Party  or  Parties:  Purchaser  or  Sellers  or  any  of  them.
         ------------------

1.50     Party  to  Be  Indemnified:  as  defined  in  Section  11.06(a).
         --------------------------

1.51     Permitted  Liens.  Shall  mean and include any (i) matters described in
         ----------------
         detail and by item in Disclosure Schedule 1.51(i) to this Agreement and which Purchaser has agreed to and (ii) liens arising by operation of Applicable Law for taxes, assessments, labor, materials, and obligations not yet due or which are being contested in good faith, which contested items are set forth in detail in Disclosure Schedule 1.51(ii). The phrase "Permitted Liens" shall also include (a) liens imposed by mandatory provisions of Applicable Law such as carriers, materialmens, mechanics, warehousemens, landlords and other like liens arising in the ordinary course of business, securing obligations not yet due or which are being contested in good faith, which contested items are set forth in Disclosure Schedule 1.51, (b) liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of Taxes, and (c) good faith deposits in connection with bids, tenders, contracts or leases.

1.52     Person:  Any  natural  person,  firm,  partnership,  association,
         ------
         corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority or other entity.

1.53     Post  Closing  Date:  Shall  have  the meaning defined in Section 3.01.
         -------------------

1.54     Purchase  Price:  The  total consideration paid by Purchaser to Sellers
         ---------------
         for  the  Company  Shares  as  provided  in  Section  2.02.

1.55     Remedial  Action:  All  actions required to (i) clean up, remove, treat
         ----------------
         or in any way remediate any Hazardous Materials; (ii) prevent the release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or
         (iii) perform studies, investigations and care related to (i) and (ii) above.


                               Page 7 of 54 Pages

1.56     Spare  Parts:  All  replacements,  components,  devices,  equipment and
         ------------
         other similar items owned or held by Company for use in connection with the repair, replacement, modification, customization or installation of goods and products applicable to the Business.

1.57     Subsidiary:  Each corporation or other Person in which a Person owns or
         ----------
         controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interest or conferring the power to name the majority of the members to the board of directors or other governing body of the corporation or other Person or otherwise direct the management or policies thereof.

1.58     Tax  or Taxes:  Any federal, state, provincial, local, foreign or other
         -------------
         income, alternative, minimum, any taxes under Section 1374 of the Code, any taxes under Section 1375 of the Code, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under Section 59A of the
         Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

1.59     Tax Return:  Any return, report, declaration, form, claim for refund or
         ----------
         information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.60     Vendor Receivables:  Any amounts owing to Company from vendors of goods
         ------------------
         and products used in the Business resulting from discounts for prompt payment, volume discounts, promotional programs or similar vendor special pricing and term arrangements.

1.61     Year-End  Financials:  The  audited financial statements of Company for
         --------------------
         the year ending March 31, 2001 and the unaudited financial statements of Company for the period ending March 31, 2002 and for the period commencing April 1, 2002 and ending November 30, 2002, including any and all notes thereto.


                               Page 8 of 54 Pages

                                   ARTICLE II

2.       Purchase  of  Company  Shares  and  Purchase  Price.
         ---------------------------------------------------

2.01     Purchase  of  Company  Shares.  Sellers  agree to sell and transfer the
         -----------------------------
         Company Shares to Purchaser, and Purchaser agrees to purchase the Company Shares from Sellers, on the Closing Date.

2.02     Purchase  Price.  The  Purchase  Price  for the Company Shares shall be
         ---------------
         Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) plus any amount that may be paid pursuant to Section 2.03, adjusted as follows:

         (a) To the extent that the Book Value as reported on the Closing Balance Sheet is less than $1,778,916.00, the Purchase Price shall be decreased on a dollar-for-dollar basis to the extent of such deficit. To the extent that the Book Value as reported on the Closing Balance Sheet is greater than $1,778,916.00, the Purchase Price shall be increased on a dollar-for-dollar basis to the extent of such excess. The determination of Book Value shall be made in the manner provided for in Section 3.01.

         (b) In the event that the Company's 2002 NPBT is more than $25,000.00, below the amount of $1,750,000.00, or
                  $1,725,000.00, the Purchase Price shall be decreased on a dollar-for-dollar basis equal to the difference between $1,725,000.00 and such 2002 NPBT. In the event that Company's 2002 NPBT is more than $25,000.00 above the amount of $1,750,000.00, or $1,775,000.00, the Purchase Price shall be increased on a dollar-for-dollar basis equal to the difference between the 2002 NPBT and $1,775,000.00. The determination of the Company's 2002 NPBT shall be made in the manner provided for in Section 3.02 hereof.

2.03     Potential  Adjustment  to  Purchase  Price.
         ------------------------------------------

         If the NPBT of Company during fiscal years 2003, 2004 and 2005 exceed the applicable NPBT Threshold for such year set forth below:

                                                     NPBT Threshold
                                                ------------------------

               Fiscal Year 2003
               Closing Date through
               January 5, 2004)              -  1,750,000.00 (Pro Rate)
               Fiscal Year 2004              -  $ 1,750,000.00
               Fiscal Year 2005              -  $ 1,750,000.00
               Fiscal Year 2006 (January
               6, 2006 through third
               annual anniversary of


                               Page 9 of 54 Pages

               Closing Date)                 -  1,750,000.00 (Pro Rate)

         Purchaser shall pay to Sellers according to the percentages below, by bank check or wire transfer within one hundred twenty (120) days following the end of the fiscal year, an amount equal to fifty percent (50%) of the NPBT of Company in excess of the NPBT Threshold for the applicable year or portion thereof, subject to a cumulative limitation of Three Million Five Hundred Thousand Dollars ($3,500,000.00) during such aggregate period. Any NPBT shortfall in any year shall not be offset against any excess NPBT in any subsequent year(s) hereunder, it being the intent of the parties that the NPBT Threshold set forth herein shall apply to each applicable year separately, subject, however, to the cumulative limitation of Three Million Five Hundred
         Thousand Dollars ($3,500,000.00) during such aggregate period. Such cash payment by Purchaser shall be additional Purchase Price for Company Shares. Commencing upon the earlier of the conversion of the Astea accounting system at Company or April 5, 2003, a 2.0% infrastructure fee and a .3% MDF fee on gross sales by Company shall be made incident to said determination. For each subsequent year described above in this paragraph for which Purchaser may be required to pay additional Purchase Price, the parties shall, in good faith, agree upon the infrastructure and MDF fees to be charged hereunder based on the level of services and support being provided by Purchaser to Company. Provided, however, such infrastructure fee shall be 2.0% and the MDF fee shall be .3% if the parties are unable to come to an agreement for each subsequent year. Attached hereto as Exhibit A is a list of the type of administrative services and marketing and development services that are provided by Purchaser to Company as a result of the infrastructure fee and MDF fee paid by Company on gross sales. In addition, Exhibit B attached hereto sets forth a list of clients that Company is currently receiving favorable pricing on products from certain original equipment manufacturers. Purchaser and Company shall in good faith determine on a case-by-case basis whether any gross sales by the Company will be subject to a reduced infrastructure fee and MDF fee because of the special circumstances surrounding the sale of certain equipment to customers of clients for which favorable pricing may be available. The granting of a reduction in the infrastructure fee and/or the MDF fee on any transaction shall not be an agreement to reduce such fees on any subsequent sales by Company to the same customer or any other customer based on a prior transaction, and each transaction shall be evaluated in good faith on its own merits by Company and Purchaser, taking into account all facts and circumstances relating to that particular transaction.

         The NPBT of Company shall be determined by the internally-generated financial statements of Company determined in the manner set forth above in accordance with generally accepted accounting principles, consistently applied. Said determination of NPBT of Company shall be subject to verification as described below. In addition, for purposes of determining NPBT of Company for any


                              Page 10 of 54 Pages
         particular year, except as noted above, no item of income or expense will be allocated by Purchaser to Company unless such items are reasonably calculated to contribute to the increase in profits of Company, it being the intent of the parties that Purchaser shall exercise the utmost good faith with respect to allocations of income and expense to Company. Incident to the determination of NPBT of Company, no compensation of any executive or other employee of Purchaser or its respective affiliates who do not work directly for Company shall be allocated to Company.

         Within ninety (90) days after the end of each fiscal year or period described herein, Purchaser will deliver to Sellers a copy of the report of NPBT prepared by Purchaser for the subject period along with any supporting documentation reasonably requested by Sellers. Within thirty (30) days following delivery to Sellers of such report, Sellers shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Sellers to such determination, such determination shall become final and binding for purposes of this Agreement. If timely objection is made by Sellers to Purchaser and Sellers and Purchaser are able to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then such determination shall become final and binding as it regards to this Agreement. If timely objection is made by Sellers to Purchaser and Sellers and Purchaser are unable to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then all disputed accounting matters pertaining to the report shall be submitted to and reviewed by an arbitrator (the "Arbitrator") which shall be an independent accounting firm selected by Purchaser and Sellers. If Purchaser and Sellers are unable to agree promptly on an accounting firm to serve as the Arbitrator, each shall select by no later than the 30th day following the expiration of the sixty-day (60-day) period, an accounting firm, and the two selected accounting firms shall be instructed to select promptly another independent accounting firm, such newly selected firm to serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly to resolve all disputed matters, and its decision with respect to all disputed matters shall be final and binding upon Sellers and Purchaser. Expenses of the Arbitration shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Sellers. Each party shall be responsible for its own attorney and accounting fees. The resolution of any disputed legal matters pertaining to the report shall be subject to judicial review.

         Two-thirds (2/3) of any earnout to be paid hereunder shall be payable to the Sellers actively employed by Purchaser in accordance with the following percentages:

                    R.  Hays,  Trustee          -     33.33%
                    D.  Yoka,  Trustee          -     33.33%


                              Page 11 of 54 Pages

                    M.  Cussigh                 -     33.34%

         If R. Hays, D. Yoka or M. Cussigh would voluntarily terminate his employment with Purchaser before the expiration of the earnout period, or in the event R. Hays, D. Yoka or M. Cussigh's employment would be terminated by Purchaser for cause, said individual shall forfeit his right to receive any future earnout payments hereunder and any forfeited earnout payments shall be reallocated in equal proportions to any of the other individuals set forth above who continue their employment with Purchaser.

         One-third () of any earnout to be paid hereunder will be payable to the Sellers based on their share ownership set forth in Section 2.04(a). In the event of the death or disability of any Seller, any amount owing to said Seller hereunder shall be paid to said individual or his personal representative or guardian, as due.

         In the event that R. Hays, D. Yoka and M. Cussigh would all voluntarily terminate their employment with Purchaser or would have their employment terminated by Purchaser for cause before the expiration of the earnout period, all Sellers shall forfeit their right to any earnout payments hereunder.

2.04     Payment  of  Purchase  Price.
         ----------------------------

         (a) Three Million Nine Hundred Twenty-Five Thousand Dollars ($3,925,000.00) by bank cashier check or wire transfer of Purchaser, which amount shall be prorated among the Sellers according to the following percentages:

                       D.  Yoka,  Trustee          -     30.14%
                       J.  Hollander,  Trustee     -     30.15%
                       R.  Hays,  Trustee          -     30.14%
                       M.  Cussigh                 -      9.57%

         (b) One Million Three Hundred Twenty-Five Thousand Dollars ($1,325,000.00) in the aggregate shall be payable in the form of the Notes of Purchaser, attached hereto as Exhibit C (the "Notes") which Notes shall be prorated among the Sellers according to the percentages set forth in Section 2.04(a) above. Such Notes shall bear interest at the prime rate of Chase Manhattan Bank, in effect as of the Closing Date.
                  Interest under said Notes shall be payable quarterly in arrears with the first interest payment being due and payable ninety (90) days from the Closing. One-half (1/2) of the outstanding principal balance of said Notes shall be payable in full on the first annual anniversary date of the Closing of the transaction, and the remaining principal balance of such Notes shall be payable in full on the second annual anniversary of the Closing of the transaction. All obligations of Purchaser thereunder will be


                              Page 12 of 54 Pages
                  subordinated and made junior in right of payment to the extent and in the manner provided in a Subordination Agreement to be executed by GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company, Purchaser and each Seller. A copy of the Subordination Agreement to be executed by the Sellers is attached hereto as Exhibit D.
                           -


                                  ARTICLE III

3.       Post-Closing  Adjustments.
         -------------------------

3.01 Within sixty (60) days after the Closing (the "Post Closing Date"), the Sellers will deliver to Purchaser a copy of the Closing Balance Sheet prepared by the Sellers, along with any supporting documentation reasonably requested by Purchaser reflecting the calculation of Book Value in accordance with Section 2.02(a) (the "Book Value Report"). The Book Value Report shall be prepared using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments, estimations and methodologies as used in the preparation of the Balance Sheet. Within sixty (60) days following delivery to Purchaser of the Book Value Report, Purchaser shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser to the Book Value Report, the Book Value Report shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser to the Book Value Report, and Sellers and Purchaser are able to resolve their differences in writing within fifteen (15) days following the expiration of such sixty (60) day period, then the Book Value Report as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser to the Book Value Report and Sellers and Purchaser are unable to resolve their differences in writing within such fifteen
         (15) day period, then all disputed matters pertaining to the Book Value Report shall be submitted to and reviewed by an arbitrator (the "Arbitrator") which shall be an independent accounting firm selected by Sellers and Purchaser. If Purchaser and Sellers are unable to agree promptly on the accounting firm to serve as the Arbitrator, each shall select by not later than the seventh (7th) day following the expiration of the Book Value Report objection period, an independent accounting firm, and each selected accounting firm shall be instructed to jointly select promptly another independent accounting firm, such third accounting firm shall serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly and fairly to resolve all disputed accounting matters and its decision with respect to all disputed accounting matters shall be final and binding upon Sellers and Purchaser. The resolution of any disputed legal matters pertaining to the report shall be subject to judicial review. The expenses of the arbitration shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Sellers. Each party shall be responsible for its


                              Page 13 of 54 Pages
         own attorney and accounting fees. If the Book Value (as shown on the Book Value Report) is less than $1,778,916.00, the Purchase Price to be paid to Sellers shall be decreased on a dollar-for-dollar basis for such difference by Sellers repaying to Purchaser by a bank cashier's check or wire transfer the applicable amount from the cash paid to Sellers at Closing under Section 2.04(a) and in the event Sellers would fail to pay Purchaser hereunder, Purchaser shall have the right to offset said amount against any payments due Sellers under the Notes, set forth in Section 2.04(b). If the Book Value Amount (as shown on the Book Value Report) is greater than $1,778,916.00, such excess shall be paid immediately by Purchaser to Sellers in proportion to Sellers' ownership of the Company Shares as set forth in Section 2.04(a) by bank cashier's check or wire transfer on the date of the resolution of this determination.

3.02 Within sixty (60) days of the fiscal year ending April 5, 2003, Sellers will deliver to Purchaser the determination of the 2002 NPBT for the period commencing April 1, 2002 to Closing, prepared by Company's
         Accountant, along with any supporting documentation reasonably requested by Purchaser, and Purchaser will deliver to Sellers the determination of the 2002 NPBT for the period commencing with the Closing and ending April 5, 2003, prepared by Purchaser's internally generated accounting statements, along with any supporting documentation reasonably requested by Sellers. The 2002 NPBT shall be prepared in accordance with GAAP using the same principles set forth in the Year End Financials. Within thirty (30) days following delivery of such report, both parties shall have the right to object in writing to the results contained in such determination. If timely objection is not made by either party to such determination, such determination shall become final and binding. If timely objection is made by any party and the parties are able to resolve their differences in writing within fifteen (15) days following the expiration of the 2002 NPBT objection period, then such determination as resolved shall become final and binding as relates to this Agreement. If timely objection is made by any party and Sellers and Purchaser are unable to resolve their differences, in writing within ten (10) days following the expiration of the 2002 NPBT objection period, then all disputed accounting matters shall relating to the reports shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section
         3.01 above. The expenses of the arbitration shall be borne one-half by Purchaser and one-half by Sellers. Each party shall be responsible for its own accounting and attorneys' fees. Any disputed legal issues pertaining to those reports shall be subject to judicial review. If the 2002 NPBT is below $1,725,000, the Purchase Price to be paid to Sellers shall be decreased on a dollar-for-dollar basis for such difference by Sellers repaying to Purchaser by bank cashier's check or wire transfer the applicable amount from the cash paid to Sellers at Closing under
         Section 2.04(a) and in the event Sellers would fail to pay Purchaser hereunder, Purchaser shall have the right to offset said amount against any payments due Sellers under the Notes, set forth in Section 2.04(b). If the 2002 NPBT is greater than $1,775,000, such excess


                              Page 14 of 54 Pages
         shall be paid immediately by Purchaser to Sellers in proportion to Sellers' ownership of the Company Shares as set forth in Section 2.04(a) by bank cashier's check or wire transfer on the date of the resolution of this determination.


                                   ARTICLE IV

4.       Representations of Sellers.  Except  as  set  forth  in  the Disclosure
         --------------------------
         Schedule attached hereto, which identifies the specific sections to which each such disclosure relates, Sellers, jointly and severally (except for representations and warranties made by an individual Seller which only relate to that specific Seller (i.e. such as ownership of the Company Shares), which are made severally only), represent, warrant and covenant to Purchaser that the following statements are true as of the date hereof.

4.01     Organization  and  Good  Standing.  Except  as  disclosed in Disclosure
         ---------------------------------
         Schedule 4.01, Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties require it to be so licensed, authorized or qualified. Copies of Company's Articles of Incorporation and By-Laws and any amendments thereto
         (certified to be correct by the Secretary of Company) have been delivered to Purchaser and are complete and correct as of the date hereof. Disclosure Schedule 4.01 correctly lists, with respect to Company, each jurisdiction, if any, in which it is qualified to do business as a foreign corporation.

4.02     Capitalization.  The  authorized  capital  stock  of  Company  consists
         --------------
         solely of Five Hundred Thousand (500,000) common shares, par value of $1.00 each, of which 313,484.50 shares are issued and outstanding. Company has treasury shares as set forth in Disclosure Schedule 4.02. The issued and outstanding common shares of Company are held by the following persons in the following numbers:

               Name of Shareholder         Number of Shares Held
               ---------------------       ---------------------
               D. Yoka, Trustee         -              94,494.50
               J. Hollander, Trustee    -              94,495.50
               R. Hays, Trustee         -              94,494.50
               M. Cussigh               -              30,000.00


                              Page 15 of 54 Pages

         Company has no authorized or outstanding preferred stock or any other class of stock. The Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company Shares have been issued in compliance with all applicable federal and state securities laws and no past or present holder thereof is entitled to any right of rescission in respect thereof and no documentary taxes or other taxes were required with respect to the issuance or transfer of such Company Shares. There are no existing subscriptions, options warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale or transfer of any capital stock of Company or any securities convertible into or exchangeable for any such capital stock.

4.03     Title  to  Shares.  Sellers  own,  respectively,  the number of Company
         --------------------------
         Shares set forth opposite each of their names in Section 4.02 hereof, free and clear of all Liens. The transfer of the Company Shares to Purchaser will convey good and marketable title to the Company Shares, free and clear of all Liens.

4.04     Subsidiaries.  Company  has  no  subsidiaries.
         ------------

4.05     Authority.  This  Agreement  is  a valid and binding obligation of each
         ---------
         Seller, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or by the availability of equitable remedies or the application of general equitable principles. Except as set forth in Disclosure Schedule 4.05, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

         (i) violate, or conflict with, or require any Consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Company under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Company or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Company, or any Seller is a party, or by which Company or any Seller or any of their properties or assets may be bound or affected; or

         (ii) violate any order, writ, injunction or decree applicable to Sellers or Company or any of their properties or assets or, to the knowledge of Sellers, violate any statute, rule or regulation applicable to Sellers or Company or any of their properties or assets; or



                              Page 16 of 54 Pages

         (iii) constitute a default or event that, with notice or lapse of time, or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Company is a party or by which it is bound; or

         (iv) constitute an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Company; or

         (v) no Consent by, notice to or registration with any Governmental Authority is required on the part of Sellers or Company prior or subsequent to the Closing Date in connection with the execution, delivery and performance by Sellers of this Agreement or the consummation of any of the transactions contemplated hereby.

4.06     Closing  Balance  Sheet.  The  Closing  Balance  Sheet,  which shall be
         -----------------------
         attached hereto as Exhibit E on the Post-Closing Date, will reflect only the assets and liabilities of Company as of the Closing Date and will not include any assets or liabilities of any corporation or entity except Company. As of the Closing Date, Company will not have any liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including without limitation, any tax liabilities of the nature required by GAAP to be reflected or reserved against in the Closing Balance Sheet, which are not accurately and fully reflected or reserved against in the Closing Balance Sheet;
         provided, however, that the Closing Balance Sheet shall not be accompanied by notes and shall not include normal year-end adjustments (if any) other than depreciation or any other accrual of the nature set forth on Disclosure Schedule 4.06, attached hereto, which are not material in the aggregate.

4.07     Year  End  Financials.
         ---------------------

         (a) The Year End Financials have been provided to Purchaser, are in accordance with the books and records of Company, and have been prepared in accordance with GAAP as applied by Company on a consistent basis throughout the periods covered by such statements and fairly represent the financial condition of Company as of the respective dates and the results of operations of Company for the period then ended. Except as stated in the Year End Financials or as otherwise set forth in Disclosure Schedule 4.07(a), there have been no unusual accounting practices engaged in which have affected the amount or trend of net income of Company, or any unusual or nonrecurring transactions, during the periods reflected in the Year End Financials.


                              Page 17 of 54 Pages

         (b)      Absence  of  Undisclosed  Liability.  Except  as to the extent
                  ----------------------------------
                  specifically reflected in the Year End Financials or otherwise set forth in Disclosure Schedule 4.07(b), and except for trade payables, liabilities and contractual obligations arising in the ordinary course of business since the date of Company's 1999 audited financial statements, Company does not have any other liabilities of any nature, whether accrued, absolute or contingent, or otherwise, and whether due, or to become due of the nature required by GAAP to have been reflected or reserved against in financial statements.

         (c)      No Liabilities as Guarantor. Except as set forth in Disclosure
                  ---------------------------
                  Schedule 4.07(c), Company is not directly or indirectly obligated to guaranty or assume any debt, dividend, or other obligation of any person, corporation, association, partnership, or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

         (d)      Absence  of Material Change. Except as set forth in Disclosure
                  ---------------------------
                  Schedule 4.07(d) or as otherwise set forth in this Agreement or the Exhibits hereto, since April 1, 2002, there has not been:

                  (i) any change in the condition (financial or otherwise), properties, business, operations or prospects of Company which is materially adverse, singly or in the aggregate;

                  (ii) any material loss, damage or destruction in the nature of a casualty loss or otherwise, whether covered by insurance or not, adversely affecting any property or asset of Company;

                  (iii) an  actual  or  any  threatened strike or other material labor  trouble  or  material  dispute;

                  (iv) any loss or any threatened loss of any governmental permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by Company which loss has had or upon occurrence could be reasonably expected to have a material adverse effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of Company;

                  (v) to the knowledge of the Sellers, any statute, regulation, order, ordinance or other law the adoption, amendment or rescission of which could be reasonably expected to have a material adverse effect, singly or in the aggregate, on the condition (financial or


                              Page 18 of 54 Pages
                        otherwise), properties, business, operations or prospects of Company;

                  (vi) any indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Company, or other transaction entered into by Company, except in the ordinary course of business, or any guarantee of any indebtedness, liability or obligation made by Company;

                  (vii) any  declaration,  setting  aside  or  payment  of  any dividend or other distributions in respect of any capital stock of Company;

                  (viii)  any issuance, sale, combination or reclassification of any  capital  stock  or  other  securities  of  Company;

                  (ix) any issuance or grant of any option, warrant or other right in respect of any capital stock or other securities of Company;

                  (x) any direct or indirect redemption, purchase or other acquisition of any capital stock or other securities of Company;

                  (xi) any obligation, liability, Lien or encumbrance paid, discharged or satisfied by Company, except in the ordinary course of business;

                  (xii) any  mortgage,  Lien,  pledge,  charge  or  encumbrance
                        (except for liens for current taxes not yet due and payable), created, incurred or assumed by Company;

                  (xiii) any sale, transfer or other disposition of any tangible asset of Company, except in the ordinary course of business, any cancellation of any debt or claim of Company or any disposition of any intangible properties, assets or rights of Company;

                  (xiv) any  salary  or wage increase granted or committed to be made, other than normal merit or cost-of-living increases (3.5% for the current year) pursuant to Company's general prevailing practices, with respect to any officer, director, employee or agent of Company, or any bonus, incentive or deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan or trust agreement entered into or amended or any employment or consulting agreement entered into or amended or altered;


                              Page 19 of 54 Pages

                  (xv) any termination (whether by discharge, retirement or otherwise) of any officer, director, employee or agent of Company or any notice to so terminate given or received by any of the foregoing;

                  (xvi) any  loan  made,  increased  or forgiven to any officer, director, employee or agent of Company or to any member of any of their families;

                  (xvii)  any  capital expenditure, addition or improvement made or committed to be made by Company in excess of $10,000.00 with respect to any single expenditure, addition or improvement or in excess of $20,000.00 with respect to all such expenditures, additions and improvements;

                  (xviii)  any  failure  on  the  part of Company to operate its business in the ordinary course or to use its best efforts to preserve its business organization intact, to use its best efforts to retain the services of its employees and to use its best efforts to preserve its goodwill and relationships with suppliers, creditors and others having business relationships with it;

                  (xix) any  known  material  loss  of  business, termination or discontinuance of any relationship or dispute between Company and any customer or supplier;

                  (xx) any loss, amendment, termination or waiver of any material right of Company;

                  (xxi) any  known  write-off  as  uncollectible of any notes or accounts receivable, or any portions thereof, in excess of $10,000.00 with respect to any single note or account or in excess of $20,000.00 with respect to all such write-offs;

         Purchaser acknowledges that on or before Closing, Company shall have paid off all outstanding liabilities due to its current or past shareholders, in the respective amounts as set forth on Disclosure
         Schedule  4.07(d).

4.08     Assets.  Except  as  provided  in Disclosure Schedule 4.08, Company has
         ------
         good and marketable title to all of its assets and properties, real, personal or otherwise, including, but not limited to, those assets and properties reflected in Company's March 31, 2002 financial statements, except only for assets subsequently disposed of in the ordinary course of business, free and clear of all Liens, except (a) as specifically reflected thereon, (b) the Line of Credit Indebtedness, or (c) for Permitted Liens. To the best knowledge of Sellers, all Company's tangible and other operating assets, property and equipment are in


                              Page 20 of 54 Pages
         good operating condition and repair, free of structural or material mechanical defects and conform with all applicable laws and regulations. Without limiting the generality of the foregoing, specific representations are set forth in the following subparagraphs of this
         Section  4.08.

4.08.1   Accounts  Receivable.  All  Accounts Receivable of Company which have
         --------------------
         arisen in connection with the Business or otherwise and which are reflected on Company's April 1, 2002 financial statements, and all such receivables which will have arisen since April 1, 2002 have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims. Except as set forth on Disclosure Schedule 4.08.1, and subject to customer credits, the payment of each Account Receivable will not, as of the Closing Date, to the best of Sellers' knowledge, be subject to any known defense, counterclaim or condition (other than Company's performance in the ordinary course of business) whatsoever. Disclosure Schedule 4.08.1 hereto accurately lists, as of a date within five (5) days of execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all receivables arising out of or relating to the Business, the amount owing and the aging of such Accounts Receivable. Sellers have provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Accounts Receivable and of all instruments, documents or agreements, if any, creating security therefor.

4.08.2   Vendor  Receivables.  All  Vendor  Receivables  of Company which have
         -------------------
         arisen in connection with the Business or otherwise and which are reflected on Company's April 1, 2002 financial statements and all such Vendor Receivables which have arisen since April 1, 2002 have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims. Except as set forth in Disclosure Schedule 4.08.2, the payment of each Vendor Receivable will not, as of the Closing Date, to the best of Sellers' knowledge, be subject to any known defense, counterclaim or condition whatsoever. Disclosure Schedule 4.08.2 hereto accurately lists, as of a date within five (5) days of the execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all Vendor Receivables arising out of or relating to the Business, the amount owing and the aging of such Vendor Receivables. Sellers have provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Vendor Receivables and of all instruments, documents and agreements, if any, creating security therefor.

4.08.3   Inventory.  Except  as  specifically described on Disclosure Schedule
         ---------
         4.08.3, all inventory reflected on the April 1, 2002 financial statements consists of items of quality and quantity which are usable or saleable in the ordinary course of Business of Company in the conduct of its Business, and items of below standard quality and items not usable or saleable in the ordinary course of


                              Page 21 of 54 Pages

         Company's business have been written-down in value in accordance with normal, customary and historical business practices to estimated net realizable market value or adequate reserves have been provided therefor. The values at which the Inventories are carried on the April 1, 2002 financial statements reflect the normal valuation policy of Company in setting inventory at the lower of cost or market, all in accordance with GAAP. Except as set forth on Disclosure Schedule 4.08.3, since April 1, 2002, Inventories have been maintained at normal and adequate levels for the continuation of the Business in its normal course. Since April 1, 2002, no change has occurred in such Inventories which affect or will affect the usability or salability thereof, no write-downs or write-ups of the value of such Inventories has occurred and no additional amounts have been reserved with respect to such Inventories, except for in the ordinary course of business. Disclosure
         Schedule 4.08.3 lists the location of all Inventories together with a brief description of the type and amount at each location.

4.08.4   Real  Property.  Company  owns  no  real  property.
         --------------

4.08.5   Dealer  Agreements.  A  list  of  Company's  dealer agreements is set
         ------------------
         forth  in  Disclosure  Schedule  4.08.

4.08.6   Intellectual  Property.
         ----------------------

         (a)      Title.  Disclosure  Schedule 4.08.6(a) contains a complete and
                  -----
                  correct list and a brief description of all Intellectual Property described in Section 1.40(a), 1.40(b) and 1.40(c) that is owned by Company and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the "Owned Intellectual Property"). Company owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all of its Intellectual Property, free from any Liens (other than Permitted Lines). No Affiliate of Seller owns or has any interest in or with respect to any Company Intellectual Property and Company Intellectual Property comprises all of the Intellectual Property necessary for Company to conduct and operate the Business following the Closing as now being conducted by Company.

         (b)      No  Infringement.  To the knowledge of Sellers, the conduct of
                  ----------------
                  the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of Sellers, none of Company Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

         (c)      Licensing  Arrangements.  Disclosure  Schedule  4.08.6(c) sets
                  -----------------------
                  forth all agreements or arrangements (i) pursuant to which Company has leased or licensed Intellectual Property, or the use of Intellectual Property as otherwise permitted (through non-assertion, settlement or similar


                              Page 22 of 54 Pages
                  agreements or otherwise) to, any other Person and (ii) pursuant to which Company has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise), excluding software licensed by Company for internal purposes, together with a brief description of the Intellectual Property covered thereby. All of the agreements or arrangements set forth in Disclosure
                  Schedule 4.08.6(c), (x) are in full force and effect in accordance with their terms and no default exists thereunder by Company, or to the knowledge of Sellers, or other parties thereto (y) are free and clear of all Liens other than Permitted Liens, and (z) except as set forth on Disclosure
                  Schedule 4.08.6(c), do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Sellers have delivered to Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Disclosure Schedule 4.08.6(c).

         (d)      No Intellectual Property Litigation. To Sellers' knowledge, no
                  -----------------------------------
                  claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Sellers, threatened, nor is there to Sellers' knowledge, a reasonable basis therefor, which (i) challenges the rights of Company in respect of any of the Intellectual Property, (ii) asserts that Company is infringing or otherwise in conflict with, or is, except as set forth in Disclosure Schedule 4.08.6(d), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement regarding Intellectual Property. None of Company's Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Company.

         (e)      Due  Registration,  etc.  Company has no Intellectual Property
                  ------------------------
                  that has been registered with, filed and/or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign.

         (f)      Use  of  Name  and  Mark.  Except  as  set forth in Disclosure
                  -------------------------
                  Schedule 4.08.6(f), there are no restrictions or limitations pursuant to any order, decisions, injunctions, judgements, awards or decrees of any Governmental Authority on Purchaser's right to use the names and marks set forth on Disclosure
                  Schedule 4.08.6(a) in the conduct of the Business as presently carried on by Company.


                              Page 23 of 54 Pages

4.08.7   Motor  Vehicles.   Disclosure  Schedule  4.08.7 sets forth a complete
         ---------------
         list  of  all  motor  vehicles  owned  by  Company.

4.09     Contracts.
          ---------

         (a) Disclosure Schedule 4.09 contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (x) by which Company or under which Company or any of its assets, businesses or operations receive benefits, or (y) to which Company is a party or by which Company is bound in connection with the Business (the "Contracts").

                  (i) leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other contracts concerning or relating to the Leased Real Property in Sellers' or Company's possession;

                  (ii) employment, bonuses, vacations, pensions, profit sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants which involves aggregate annual payments in excess of $15,000;

                  (iii) loan  agreements,  indentures,  letters  of  credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                  (iv)  brokerage  or  finder's  agreements;

                  (v) joint venture, partnership and similar contracts involving a sharing of profits or expenses, including, but not limited to, joint research and development and joint marketing contracts;

                  (vi) asset purchase agreements and other acquisition or divestiture agreements, including, but not limited to, any agreements relating to the sale, lease or disposal of any assets owned by Company (other than sales of Inventory in the ordinary course of business) or involving continuing indemnity or other obligations;


                              Page 24 of 54 Pages

                  (vii) orders  and  other contracts for the purchase or sale of
                        Inventories, materials, supplies, products or services open or as to which any liability exists as of the date hereof, each of which involves aggregate payments in excess of $15,000;

                  (viii)  contracts  with  respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $15,000;

                  (ix) sales agency, manufacturer's representative, marketing or distributorship agreements;

                  (x) contracts, agreements or arrangements with respect to the representation of the Business in foreign countries;

                  (xi) master lease agreements providing for the leasing of either (a) personal property primarily used in, or held for use primarily in connection with, the Business and
                        (b)  other  personal  property;

                  (xii) contracts,  agreements or commitments with any director, officer, employee, or Affiliate of Company or any of the Sellers, or with any holder of more than five percent (5%) of any class of capital stock of Company outstanding other than employment contracts; and

                  (xiii)any other contracts, agreements or commitments that are material  to  the  Business.

         (b) Sellers have delivered to Purchaser complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Disclosure Schedule 4.09.

         (c) Company has not received notice of any plan or intention of any party to any Contract to exercise any right to cancel or terminate any Contract. To the best knowledge of Sellers, there does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Company or, to the best knowledge of Sellers, any other party thereto, except as set forth in Disclosure Schedule 4.09 and except for such events or conditions that, individually and in the aggregate, (i) has not had or resulted in, and will not have or result in a material effect on Company or its assets, and (ii) has not and will not materially impair the ability of Company to perform its obligations under this Agreement and under the Other Sellers Documents. Except as set


                              Page 25 of 54 Pages
                  forth in Disclosure Schedule 4.09, no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by the execution, delivery and performance of this Agreement or any of the Other Sellers Documents or the consummation of the transactions contemplated thereby.

         (d) Company has no outstanding power of attorney relating to the Business.

4.10     Labor  Disagreements.  In connection with the operation of the Business
         --------------------
         of Company or any other business previously operated by Company, (i) to the best of Sellers' knowledge, Company is not engaged in any unfair labor practice; (ii) Company has not been notified of any unfair labor practice charge or complaint against Company pending and, to the knowledge of Sellers, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) except as set forth on Disclosure Schedule 4.10, Company has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the knowledge of Sellers, no such charge or claim is threatened against Company in connection with the operation of the Business of Company; (iv) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Company and, to the knowledge of Sellers, none is or has been threatened; (v) Company has not been notified of any grievance which might have a material effect on the conduct of the operations of the Business of Company; (vi) Company has no labor contracts or collective bargaining agreements with respect to any Company Personnel; (vii) no labor organization or group of employees of Company has made a demand for recognition or certification, and, to the Sellers' knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (viii) Company has not been notified of any organizing activities involving Company pending with any labor organization or group of employees of Company.

4.11     Employee  Benefit  Information.
         ------------------------------

         (i) Except as set forth on Disclosure Schedule 4.11(i), Company (or any entity that is or was at any time treated as a single employer with Company under Sections 414(b), (c), (m) or (o) of the Code) does not maintain, is not required to contribute to and has no liabilities with respect to any Employee Benefit Plans and no Company Personnel or dependent of such Company Personnel is entitled to any benefits except as provided


                              Page 26 of 54 Pages
                  for by the provisions of such Employee Benefit Plans or by applicable law.

         (ii) Sellers have provided Purchaser with (a) copies of all Employee Benefit Plans or in the case of any unwritten plan, a written description thereof, (b) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Benefit Plans and (c) copies of the most recent summary plan descriptions (whether or not required to be furnished under ERISA) and all material employee communications relating to such Employee Benefit Plans and distributed to Company Personnel, and (d) copies of all material communications with any governmental entity or agency (including without limitation, the Department of Labor, the Internal Revenue Service, or the Pension Benefit Guarantee Corporation).

         (iii) Except as set forth on Disclosure Schedule 4.11(iii), the events contemplated by this Agreement (either alone or together with any other event) will not (a) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Benefit Plan or law, (b) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any Company Personnel, (c) result in any payments (including parachute payments) under any Employee Benefit Plan or law, becoming due to any Company Personnel, or
                  (d) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.

         (iv) The Micrologic Business Systems of K.C., Inc. 401(k) Plan (the "Plan") is qualified under Sections 401(a) of the Code and the related trust is exempt from Tax under Section 501(a) of the Code and Company has no other Employee Benefit Plan qualified under Section 401(a) or any other Section of the Code. The Internal Revenue Service has issued a determination letter that the prototype plans to which the Plan relates are so qualified and nothing, to Seller's knowledge, has occurred since the date of such letter to cause the letter to be no longer valid or effective assuming the Plan is amended on a timely basis to comply with changes to the Code, or other legislative, regulatory or administrative requirements subject to the remedial amendment period applicable to such Act. All contributions due with respect to the periods ending on or before the Closing Date to the Plan has been timely made, and a pro rata portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date. With respect to the Plan and any other Employee Benefit Plan sponsored or contributed to by the Company or any entity that is or was at any time treated as a


                              Page 27 of 54 Pages
                  single employer with Company under Section 414(b), (c), (m) or
                  (o) of the Code, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company could, directly, or indirectly (through a commonly controlled entity or otherwise), be subject to any liability under ERISA, the Code or any other applicable law, and all such Employee Benefit Plans conform to, and their administration is in compliance with, all applicable laws and regulations. No prohibited transaction within the meaning of ERISA section 406 or Code section 4975, or breach of fiduciary duty under Title I of ERISA has occurred with respect to such Employee Benefit Plans.

         (v) Neither Company nor any entity that is or was at any time treated as a single employer with Company under Section
                  414(b), (c), (m) or (o) of the Code has at any time (a) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multi-employer plan as defined in
                  Section 3(37) of ERISA, (b) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV or ERISA (other than the payment of premiums none of which are overdue) or (c) incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code whether or not waived.

         (vi) Company has, in the conduct of the affairs of the Business of Company, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, terms and conditions of employment, collective bargaining and the payment of social security and similar Taxes.

         (vii) Company has not and prior to the Closing Date will not have suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN").

         (viii) To Seller's knowledge, the Company has complied in all material respects with the Consolidated Omnibus Budget Reconciliation Act of 1984.

         (ix)     The  Sellers  agree  to  remain  Trustees  of  the  Plan.

4.12     Burdensome  Obligations.  Except  for  agreements  described  in  the
         -----------------------
         Disclosure Schedule 4.12, Company is not a party to any so-called requirements or similar type of contract limiting its freedom or latitude in the purchase of its inventory, equipment or other items. Company is not subject to or bound by any contract


                              Page 28 of 54 Pages
         or other obligation whatsoever which materially adversely affects its business, properties or prospects, except as expressly disclosed in this Agreement.

4.13     Lawful  Operations.  To  the best of Sellers' knowledge, the businesses
         ------------------
         conducted and properties owned or leased by Company conform with all Applicable Laws and all permits and licenses, if any, that are required to enable Company to operate its Business have been obtained.

4.14     Legal  Proceedings;  Claims.  Except  as  set  forth  in the Disclosure
         ---------------------------
         Schedule 4.14, there are no decrees or order of any regulatory agency, court or public authority materially affecting the operations of Company, and Company is not a party to any litigation or other judicial or administrative proceedings. Except as set forth in Disclosure
         Schedule 4.14, to Sellers' knowledge, neither Company nor any Seller is a party to any litigation or other judicial, administrative or other proceeding pending or known by Sellers to be threatened which would affect Company's or Sellers' ability to perform this Agreement or would materially affect the assets or operations of Company; and, to the best of Sellers' knowledge there are no claims in existence or threatened against Company or any of its properties which may result in litigation. Sellers have not received any notice of any violations of any Federal, State, local or foreign laws or regulations which might materially affect the properties, assets, business, financial condition or corporate status of Company; and Company is not in default with respect to any order or decree of any court or administrative regulatory agency.

4.15     Taxes.
         -----

         A.       Company  has:

                  (i) Except as set forth in Disclosure Schedule 4.15, prepared in accordance with reasonable interpretations of all Applicable Laws, and timely filed all Tax Returns required to be filed or sent by it with respect to any Taxes; copies of all Company federal and state income Tax Returns since March 31, 2002 have been provided to Purchaser;

                  (ii) timely paid all Taxes that are shown as due and payable on said Tax Returns;

                  (iii) established  on  its books and records reserves that are adequate for the payment of all Taxes not yet due and payable;

                  (iv) complied with all Applicable Laws, rules and regulations relating to the payment and withholding of Taxes and have timely and properly withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so


                              Page 29 of 54 Pages
                        withheld and paid over under all Applicable Laws. There are no liens for Taxes upon the assets of Company except for Liens for Taxes not yet due. Company is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes;

                  (v) that, except as reflected or reserved against in the Balance Sheet of Company as of March 31, 2002, Company as of such date had no deferred tax liabilities of any nature and Sellers represent and warrant that they do not know nor do they have any reasonable grounds to know of any basis for any deferred tax liability in any amount not fully reflected or reserved against in the Balance Sheet as of March 31, 2002;

                  (vi) that all deductions taken on all the Company's tax returns have been properly deducted by Company pursuant to pertinent provisions of the Code.

                  (vii) complied with the provisions of Section 263A of the Code relating to the capitalization and inclusion in inventory costs of certain expenses.

                  To Sellers' knowledge, Company is not currently under audit by any Governmental Authority for any Taxes and has not extended the statute of limitations relating to the filing of a Tax Return or the payment of any Taxes.

        B.        Sellers  represent  that:

                  (i) there has been no consent filed with the Internal Revenue Service under Section 341(f) of the Code; and

                  (ii) Sellers shall be responsible for their federal, state and local income taxes relating to or arising from their ownership of Company Shares.

4.16     Environmental  Compliance.
         -------------------------

         (i) To Seller's knowledge and belief, and without any independent investigation, Company is not in violation, or alleged to be in violation, of any Environmental Laws which would have a material effect on the Business,

         (ii) Company has not received a notice, complaint, order, directive, claim or citation from any third party, including without limitation any federal, state or local governmental authority, (A) that Company has been identified by


                              Page 30 of 54 Pages
                  the Unites States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 CFR Part 300 Appendix B, or the CERCLA Information System; (B) that any Hazardous Materials which Company has generated, stored, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that any person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or has named Company as a potentially responsible party; or (C) that Company is or shall be named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

         (iii) To the knowledge of Sellers, and without any independent investigation, (A) no portion of the property of Company has been used for the handling, processing, storage or disposal of Hazardous Materials except in compliance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle containing or formerly containing any Hazardous Materials is located on any portion of any of the properties currently or formerly owned, operated or leased by Company or any of its Affiliates during Company's or any of its Affiliate's ownership, operation or lease of the properties; (B) in the course of any activities conducted by Company or operators of Company's properties, no Hazardous Materials have been generated or are being used on the property except in compliance in all material respects with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the property currently or formerly owned, operated or leased by Company or any of its Affiliates during or prior to Company's or any of its Affiliate's ownership, operation or lease, which releases would have a material effect on the value of any of the property or adjacent properties or the environment; and (D) in addition any Hazardous Materials, that have been generated or stored by Company or any of its Affiliates on any of the currently or formerly owned, operated or leased property of Company have been transported off site only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable
                  Environmental Laws, which transporters and facilities have been and are operating in material compliance with such permits and applicable Environmental Laws or, if any transporter or facility has not been or is not in material compliance,


                              Page 31 of 54 Pages
                  such failure would not have a material effect on Company or any of its Affiliates.

         (iv) Sellers have provided to Purchaser all environmentally related audits, studies, reports, analyses (including soil and groundwater analysis), and results of investigations that have been performed with respect to the currently or previously owned, leased, or operated properties of Company or any of its Affiliates, and that are in the possession of Company, any of its Affiliates or Sellers.

         (v) There is not now nor, to the knowledge of Sellers, have there been located at any of the properties of Company, whether owned or leased asbestos containing material or equipment containing polychlorinated biphenyls in violation of any applicable Environmental Law.

         (vi) Company currently holds, and at all times has held, all required federal, state, and local permits, licenses, certificates and approvals necessary to Company's Business ("Environmental Permits"). Company has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business, which modification, suspense, cancellation, revocation or non-renewal could affect in any material way the manner in which Company operates Company's Business.

4.17     Insurance.  Company  maintains  policies  of  fire,  extended coverage,
         ---------
         liability and other forms of insurance covering its Business, properties and assets in amounts and against such losses and risks as are generally maintained for comparable businesses and properties, and valid policies for such insurance will be outstanding and duly in force through and on the Closing Date. Attached hereto as Disclosure Schedule
         4.17 is a complete list of all insurance policies owned by Company, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration dates.

4.18     Books  and  Records.  The  books  of  account  of Company substantially
         -------------------
         reflect all its known material items of income and expense and all its known material assets, liabilities and accruals. The corporate minute books of Company are substantially complete as to the records of substantially all substantial proceedings of incorporators, shareholders and directors, and there are no substantial and material minutes or records of the proceedings of any of said person not included therein. The share ledgers and share certificate books contain a complete and accurate record of all issuances and transfers of shares in Company.


                              Page 32 of 54 Pages

4.19     Certain  Interests.  Except  as  set forth in Disclosure Schedule 4.19,
         ------------------
         Sellers do not directly or indirectly own any interest in any corporation, firm or enterprise engaged in a business competitive with Company, except (i) Company Shares or (ii) any passive investment by Sellers in the stock of any publicly held corporation which is not in excess of five percent of the issued and outstanding capital stock of such corporation.

4.20     Officers  and Directors; Certain Payments.  Disclosure Schedule 4.20 is
         -----------------------------------------
         a true and complete list showing (a) the names of all officers and directors of Company and the directorships and officerships in Company held by each; (b) the names and address of each financial institution in which Company has an account, safe deposit box or investment account, the names of all persons authorized to draw thereon or to have access thereto, and the nature of such authorization; and (c) the names of all persons holding tax or other powers of attorney from Company and a summary statement of the terms thereof.

4.21     Commissions  or  Brokers  Fees.  Neither  Company  nor  any  Seller has
         ------------------------------
         incurred any liability to any person for financial advice, finder's fees or brokerage commission with respect to the transactions contemplated by this Agreement, which liability may be asserted against Company, Purchaser or any affiliate of Purchaser, except for Sellers' engagement of Mahlum Marketing Consulting, Inc., whose fee shall be paid by Sellers.

4.22     Assets  Necessary  to the Business.  Company owns, leases, licenses, or
         ----------------------------------
         has the right to use all assets and properties (tangible and intangible) necessary to carry on its Business and operations as presently conducted. Such assets and properties are all of the assets and properties necessary to carry on the Business of Company as presently conducted and, except as set forth in Disclosure Schedule 4.22, none of the Sellers (other than through their ownership of stock in Company) nor any member of their respective families owns or leases or has any interest in any assets or properties presently being used to carry on the Business of Company.

4.23     Absence  of  Certain  Business  Practices.  To  the  best  of  Seller's
         -----------------------------------------
         knowledge, neither Company, nor any officer, employee or agent of Company, nor any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provide any similar benefit to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder Company or the Business (or assist Company in connection with any actual or proposed transaction relating to the Business or any other business previously operated by Company) (i) which subjected or might have subjected Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a material effect on Company or its assets, (iii) which if not continued in the future, might have a material effect on


                              Page 33 of 54 Pages

         Company or its assets or subject Company to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

4.24     Transactions  with  Affiliates.  Except  as  disclosed  on  Disclosure
         ------------------------------
         Schedule 4.24, there is no lease, sublease, contract, agreement or other arrangement of any kind whatsoever entered into by Company with any Seller or with any Affiliate of any Seller, except such of the foregoing which may be terminated at Closing by Purchaser without further liability. Prior to Closing, all indebtedness owed by any Seller to Company shall be repaid.

4.25     Territorial  Restrictions.  Except  as described in Disclosure Schedule
         -------------------------
         4.25, Company is not restricted by any written agreement or understanding with any other Person (excluding Applicable Laws of Governmental Authorities) from carrying on the Business anywhere in the world. Neither Purchaser nor any of its affiliates will, as a result of its acquisition of Company Shares, become restricted in carrying on the Business anywhere in the world as a result of any Contract or other agreement to which Company is a party or by which it is bound.

4.26     Customers.   Disclosure  Schedule  4.26  includes a correct list of the
         ---------
         twenty (20) largest customers for Company for each of the past two (2) fiscal years and the amount of business done by Company with each such customer for each year. None of the Sellers have any knowledge or information, and are aware of any facts indicating that any of the customers will or intend to (a) cease doing business with Company; (b) materially alter the amount of business they are presently doing with Company; or (c) not do business with Company after the Closing Date.

4.27     Suppliers.   Disclosure  Schedule  4.27  sets  forth  the  names of and
         ---------
         description of contractual arrangements (whether or not binding or in writing) with the ten (10) largest suppliers of Company and any sole suppliers of significant goods or services (other than electricity, gas, telephone or water) to Company. None of the Sellers have any knowledge or information, or are aware of any facts indicating that any of the suppliers of Company will or intend to (a) cease doing business with Company; (b) materially alter the amount of business they are presently doing with Company; or (c) not do business with Company after the Closing Date.

4.28     Product  Liability.   To  the  best of Sellers' knowledge, there are no
         ------------------
         material product liability claims against Company, either potential or existing, which are not fully covered by product liability insurance coverage or which are not covered by any manufacturer's warranty provided to Company, which, if determined


                              Page 34 of 54 Pages
         adversely to Company, could reasonably be expected to have a material adverse effect upon the Company.

4.29     Immigration  Compliance.
         -----------------------

         (a) Company is in compliance with all applicable federal, state and local laws, rules, directives and regulations relating to the employment authorization of their respective employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Section 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and Company has not employed nor is any such entity currently employing any unauthorized aliens (as such term is defined under 8 CFR 274a.1(a)).

         (b) Company has not received any notice from the Immigration and Naturalization Service (the "INS") or the United States Department of Labor (the "DOL") of the disapproval or denial of any visa petition or entry permit pending before the INS or labor certification pending before the DOL on behalf of any employee or prospective employee of Company.

         (c) Since the approval of each of their respective visa petitions, there has been no material change in the terms and conditions of employment of any employees of Company.

         (d) Sellers shall cause Company to have delivered to Purchaser by the Closing Date true, accurate and complete copies of all visa petitions, entry permits and visa applications (and all supporting documents) submitted to the INS for all foreign employees and prospective foreign employees of Company.

4.30     Preference  Payments.  Company  has  not received any payments from any
         --------------------
         third party creditor that could be set aside as a preference item within the meaning of Section 547 of the Bankruptcy Code, as such section may hereafter be amended.

4.31     Full  Disclosure.  None  of  the representations and warranties made by
         ----------------
         Sellers named herein, or made on their behalf, including any disclosures made in the Disclosure Schedule, contains or will contain, to the best of Sellers' knowledge, any untrue statement of material fact or omits or will omit any material fact.

4.32     Disclosure  Schedule.  Any  disclosure  that  is made by Sellers in the
         --------------------
         Disclosure Schedule under the terms of this Agreement that are designated as pertaining to a particular Section of the Disclosure Schedule shall constitute a disclosure for any other Section of the Disclosure Schedule to the extent applicable.


                              Page 35 of 54 Pages

                                    ARTICLE V

5.       Representations of  Purchaser.  Purchaser  represents,  warrants  and
         -----------------------------
         covenants to Sellers that the following statements are true as of the date hereof.

5.01     Organization.  Purchaser  is  a  corporation  duly  organized,  validly
         ------------
         existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

5.02     Authority.  This  Agreement  is  a  valid  and  binding  obligation  of
         ---------
         Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws relating to or limiting creditors' rights generally, or by the availability of equitable remedies or the application of general equitable principles. Except as set forth in Disclosure Schedule 5.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

         (i) violate, or conflict with, or require any Consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Purchaser is a party, or by which Purchaser or any of its properties or assets may be bound or affected, or

         (ii) violate any order, writ, injunction or decree applicable to Purchaser or any of its properties or assets or, to the knowledge of Purchaser, violate any statute, rule or regulation applicable to Purchaser or any of its properties or assets; or

         (iii) constitute a default or event that, with notice or lapse of time, or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Purchaser is a party or by which it is bound; or

          (iv) constitute an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Purchaser.


                              Page 36 of 54 Pages

         (v) no Consent by, notice to or registration with any Governmental Authority is required on the part of Purchaser prior or subsequent to the Closing Date in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of any of the transactions contemplated hereby.

5.03     Commissions or Brokers' Fees.  Purchaser has not incurred any liability
         ----------------------------
         to any person for financial advice, finder's fees or brokerage commission with respect to the transactions contemplated by this Agreement, which liability may be asserted against any Seller or Company.


                                   ARTICLE VI

6.01     Release by Sellers.  Each Seller, as of the Closing Date, shall release
         ------------------
         and discharge Company from all actions, claims or demands of every kind and nature which any of the Sellers have or may have against Company whether based upon contract or otherwise, arising before the execution of this Agreement. Nothing contained herein shall constitute a release of any rights of the Sellers arising under this Agreement, of any claims under any Employee Benefit Plans currently maintained by Company, or with respect to anything which may occur after the Closing Date.


                                  ARTICLE VII

7.01     Covenants  Not  to  Compete.  As inducement for and in consideration of
         ---------------------------
         Purchaser entering into this Agreement, the Sellers, in their capacity as Trustee as to J. Hollander, R. Hays and D. Yoka, and individually shall each enter into a non-competition agreement. Such non-competition agreements are set forth in Exhibits F, F-1, F-2 and F-3 attached hereto and made a part hereof.


                                  ARTICLE VIII

8.01     Employment  Agreements/Consulting  Agreement.  Upon  the  Closing Date,
         --------------------------------------------
         Company shall enter into Employment Agreements with D. Yoka, R. Hays and M. Cussigh. Copies of said Employment Agreements are attached hereto and made a part hereof as Exhibits G, G-1 and G-2. Upon the
                                                        --------------
         Closing Date, Company shall enter into a Consulting Agreement with J. Hollander. A copy of said Consulting Agreement is attached hereto and made a part hereof as Exhibit G-3.

8.02     Termination  of  Employment Agreements.  Upon the Closing Date, Company
         ---------------------------------------
         shall terminate any current Employment Agreements it may have with D. Yoka,


                              Page 37 of 54 Pages

         J. Hollander, R. Hays and M. Cussigh. In addition, Company shall terminate its Consulting Agreement with MBSKC, L.L.C., a Missouri limited liability company.

8.03     Termination  of  Stock  Purchase  and  Stockholder Agreement.  Upon the
         ------------------------------------------------------------
         Closing Date, Company and Sellers shall terminate the Stock Purchase and Stockholder Agreement dated June 1, 1994, as amended.

8.04     Termination  of Stock Purchase Agreement.  Upon the Closing Date, MBSKC
         ----------------------------------------
         Limited Partnership, a Missouri Limited Partnership and Sellers shall terminate the Stock Purchase Agreement dated June 1, 1994, as amended.

8.05     Termination  of  Stock  Agreement.  Upon  the Closing Date, Company and
         ---------------------------------
         MBSKC Limited Partnership shall terminate the Stock Agreement dated June 1, 1994, as amended.


                                   ARTICLE IX

9.01     Termination  of  Lease Agreement and Entering Into New Lease Agreement.
         ----------------------------------------------------------------------
         At Closing, Company shall terminate its current Lease Agreement with MBSKC, L.L.C., a Missouri limited liability company. Upon the Closing Date, Company shall enter into a new Lease Agreement with MBSKC, L.L.C., a Missouri limited liability company at the current fair market rate, which shall be subject to verification by an appraiser. Base
         Annual Rent shall not exceed the lower of the current rental rate or $7,717.00 per month for 8,000 square feet. Copies of such Termination of Lease and the New Lease Agreement are attached hereto as Exhibits H
                                                                               -
         and  H-1.
              -

                                    ARTICLE X

10.01    Covenants  of  Sellers.
         ----------------------

10.01.1  Further  Actions.
         ----------------

         Sellers will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by them or Company pursuant to Applicable Law in connection with this Agreement, the Other Sellers Documents and the consummation of the other transactions contemplated hereby.

10.01.2  Further Assurances.  Following the Closing, Sellers shall, and shall
         ------------------
         cause each of their Affiliates and Company to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by


                              Page 38 of 54 Pages

         Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and in the Other Sellers Documents and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the Parties specifically contemplate closing the transaction contemplated herein prior to the time that full compliance by Sellers regarding certain consents will be practical. As a result, notwithstanding the Closing, and subject to the provisions of Article XVI, each Seller shall use such reasonable efforts, without incurring any material cost incident thereto, to assist Purchaser and Company in procuring any of the consents, instruments or agreements called for herein.

10.01.3  Liability  for  Transfer Taxes. Sellers shall be responsible for the
         ------------------------------
         timely payment of, and shall indemnify and hold harmless Purchaser and their Affiliates against, all sales, income, use, value added, documentary, stamp, and any other taxes and fees attributable or arising out of the sale of the Company Shares by Sellers to Purchaser. Sellers represent to Purchaser there will be no tax liability to Company arising out of the sale of the Company Shares.


                                   ARTICLE XI

11.01    Covenants  of  Purchaser.
         ------------------------

11.01.1  Further  Actions.
         ----------------

         Purchaser will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable law in connection with this Agreement, the Other Sellers Documents and the consummation of the other transactions contemplated hereby.

11.01.2  Further  Assurances.  Following  the  Closing,  Purchaser shall, and
          -------------------
         shall cause each of its Affiliates and Company to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Sellers, to confirm and assure the rights and obligations provided for in this Agreement and in the Other Sellers Documents and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the parties specifically contemplate closing the transactions contemplated herein prior to the time that compliance by Purchaser with the conditions precedent set forth in Section 13.02(7) relating to the releases of any of the Sellers of their guaranties of any Line of Credit Indebtedness will be practicable. As a result, notwithstanding the Closing, this Section 11.01.2 shall require prompt delivery thereafter by Purchaser of the


                              Page 39 of 54 Pages
         instruments and agreements called for herein, including that contained in Section 13.02(7).

11.01.3  Tax  Election.  Purchaser  will  not file any election under Section
         -------------
         338 of the Code with respect to this Agreement or the transaction contemplated herein.


                                  ARTICLE XII

12.01    Survival  of  Representations and Warranties.  The Parties acknowledge
         --------------------------------------------
         and agree that all the representations, covenants, warranties and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and shall be binding upon the party giving such representation, covenant, warranty or agreement and shall be fully enforceable to the extent provided for in Sections 12.04 and 12.05 hereof, at law or in equity, for the period beginning on the date of Closing and ending three (3) years thereafter, except for the representations, warranties and agreements designated and identified in Section 4.01, 4.02, 4.03, 4.05, 4.08 through 4.08.7,
         4.11, 4.15, 4.16, 5.01 and 5.02, which shall survive the Closing and shall terminate in accordance with the statutes of limitation governing written contracts and Exhibits F, F-1, F-2 and F-3 and G, G-1, G-2 and
                                         ------------------      -----------
         G-3,  which  shall  terminate  as  provided  therein.

12.02    Reliance Upon and Enforcement of Warranties and Agreements of Sellers.
         ---------------------------------------------------------------------
         Each Seller hereby agrees that, notwithstanding any right of Purchaser to fully investigate the affairs of Company, and notwithstanding knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, covenants, warranties and agreements of each Seller contained in this Agreement and upon the accuracy of any document, schedule, certificate or exhibit given or delivered to Purchaser pursuant to the provisions of this Agreement.

12.03    Reliance  Upon  and  Enforcement  of  Representations,  Warranties and
         ----------------------------------------------------------------------
         Agreements  of Purchaser. Purchaser hereby agrees that, notwithstanding
         --------------------
         any right of Sellers to fully investigate the affairs of Purchaser and notwithstanding knowledge of facts determined or determinable by Sellers pursuant to such investigation or right of investigation, Sellers have the right to rely fully upon the representations, covenants, warranties and agreements of Purchaser contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Sellers pursuant to the provisions of this Agreement.

12.04    Indemnification by Sellers.  Each Seller, jointly and severally, shall
         --------------------------
         indemnify Purchaser against and hold it harmless from any Losses resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant or


                              Page 40 of 54 Pages
         obligation made or incurred by any Seller herein or in any other agreement, instrument or document delivered by any Seller pursuant to the terms of this Agreement. Subject to the limitation in Section 12.10 hereof, any amounts to which Purchaser, its successors or assigns, is entitled to indemnification pursuant to the provisions of this Section shall be first offset against the amounts payable to Sellers under the Notes (including proceeding against Sellers for any amounts that may have been previously paid to Sellers under the Notes). Provided, however, the offset in any one year may not exceed the aggregate amount of principal and interest due on said applicable Notes for said year.

12.05    Indemnification  by Purchaser.  Subject to the limitation set forth in
         -----------------------------
         Section 12.10, Purchaser agrees to defend, indemnify and hold harmless the Sellers from, against and in respect of any and all Losses resulting from or arising out of an inaccuracy in or other breach of any representation, warranty, covenant, or obligation made or incurred by Purchaser herein or in any other agreement, instrument or document delivered by Purchaser pursuant to the terms of this Agreement.

12.06    Notification  of  and  Participation  in  Claims.
         ------------------------------------------------

         (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought (the "Indemnifying Party"). Such notice shall be sent to the Indemnifying Party within ten (10) days after the party asserting such right to indemnity (the "Party to be Indemnified") has received notification of such claim, but failure to notify the Indemnifying Party shall in no event prejudice the rights of the Party to be Indemnified under this Agreement, unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect of which Sellers on the one hand, or Purchaser on the other hand, may have an obligation to indemnify the other, the Party to be Indemnified shall give or cause to be given to the Indemnifying Party written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The Parties agree to cooperate fully with each


                              Page 41 of 54 Pages
                  other in connection with the mitigation, defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

         (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be indemnified pursuant to the terms of Sections 12.04 and 12.05 hereunder, subject to the limitations set forth elsewhere in this Section 11. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, negotiation or settlement thereof, at that Indemnifying Party's expense. Thereafter, the Party to be Indemnified shall be indemnified in the entirety for any liability arising out of the ultimate defenses, negotiation or settlement of such matter.

         (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement and irrevocably acknowledge in writing full and complete responsibility for, and agree to provide, indemnification of the Party to be Indemnified. If the Party to be indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be indemnified pursuant to the terms of Sections 12.04 or 12.05 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such Party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 12.04 or 12.05 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant


                              Page 42 of 54 Pages
                  to Sections 12.04 and 12.05 for the amount of the original settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in connection with such defense, negotiation or settlement.

12.07    Provisions  of  General  Application.  With  respect  to  any right of
         ------------------------------------
         indemnification arising under this Agreement, the following provisions shall apply:

         (a)      Procedures.  The  Party to be Indemnified and the Indemnifying
                  ----------
                  Party agree to cooperate in the defense of any third party claim or action subject to this Section 12, to permit the cooperation and participation of the other parties in any such claim or action, and to promptly notify the other parties of the occurrence of any indemnified event or any material developments or amounts due respecting any indemnification event.

         (b)      No  Implications.  Neither  the  rights  of  any  Party  to
                  ----------------
                  indemnification from another Party nor the obligations of any Party to indemnify another Party, under this Agreement, shall in any way imply or create, and each Party specifically disclaims, any responsibility whatsoever by such Party for any other Party's liabilities to any other person or entity or Governmental Authority.

         (c)      Mitigation.  The  Party  to  be Indemnified shall use its good
                  ----------
                  faith efforts to mitigate any claim or loss by any third party hereunder and the Indemnifying Party shall be entitled to participate in and coordinate such mitigation with the Party to be Indemnified.

12.08    Assignment  and  Accounting  for  Benefits.    To  the extent that the
         ------------------------------------------
         Indemnifying Party shall have actually paid indemnity damages to or on behalf of the Party to be Indemnified, the Party to be Indemnified shall make a non-exclusive assignment (to the extent permitted under applicable law) to the Indemnifying Party (as their interest may appear) of the remedies, rights and claims, if any, of the Party to be Indemnified against any and all third parties for the same liability, including, but not limited to, remedies, rights and claims against (i) liability insurers and other insurance companies, and (ii) any other person which has indemnified the Party to be Indemnified for such liability. The parties shall cooperate reasonably in the pursuit of any such remedies, rights and claims.

12.09    Exclusive  Remedy.   Anything contained in this Agreement or the Other
         -----------------
         Seller Documents to the contrary notwithstanding, the indemnification rights set forth in this Section 12, all of which are subject to the terms, limitations, and restrictions of this Section 12, shall be the exclusive remedy after Closing against the Sellers and/or Purchaser for monetary damages sustained as a result of a


                              Page 43 of 54 Pages
         breach of a material representation, warranty, covenant, or agreement under this Agreement. Such limitations set forth in this Section 12 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement; or (b) to seek enforcement, collection, damages, or such non-monetary equitable relief to redress any subsequent default or breach of any employment agreement, non-competition agreement, transfer document, assumption, consent, or agreement to be delivered at Closing hereunder. In connection with the seeking of any non-monetary equitable relief, each of the Parties acknowledges and agrees that the other
         Parties hereto would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties hereto agrees that the other Party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the Parties.

12.10    Limitation  on  Liability.
         -------------------------

         (a) Notwithstanding anything contained herein to the contrary, no claims for indemnification shall be made by Purchaser against Sellers relating to Company until such time as all claims hereunder exceed Twenty Thousand Dollars ($20,000.00) and then indemnification shall be made only to the extend such claim or claims exceed Twenty Thousand Dollars ($20,000.00) in the aggregate.

         (b) Notwithstanding anything contained herein to the contrary, the maximum liability that any Seller may be required to pay to Purchaser as a result of any and all breaches shall be limited to the total consideration paid under this Agreement by Purchaser to all Sellers multiplied by the following respective percentages: J. Hollander, Trustee - 30.15%; D. Yoka, Trustee - 30.14%; R. Hays, Trustee - 30.14%; M. Cussigh
                  -  9.57%.

         (c) Notwithstanding anything contained in this Agreement to the contrary, the maximum liability that Purchaser may be required to pay to Sellers as a result of any and all breaches shall be limited to the total consideration paid under this Agreement by Purchaser to Sellers.

         (d)      Insurance.  Prior  to  enforcing any claim for indemnification
                  ---------
                  against the Indemnifying Party under this Agreement, the Party to be Indemnified shall administratively file in good faith with any insurers all forms and submissions required by applicable policies for the proceeds or other benefits of insurance coverage, if any, applicable to the claim or event from which such indemnification right arose. In the event that insurance


                              Page 44 of 54 Pages
                  proceeds are paid to the Party to be Indemnified respecting an event to which an indemnification right applies hereunder, such indemnification right shall apply only to the extent that the amount of damages indemnified against exceeds such insurance proceeds actually paid to the Party to be Indemnified; provided however, that collection by judicial or legal process of such insurance proceeds shall not be a condition precedent to asserting or collecting such indemnification claims under this Agreement. If the Indemnifying Party incurs indemnity costs or pays indemnity damages under this Agreement, and the Party to be Indemnified subsequently receives insurance proceeds for the same claim or event, then the Party to be Indemnified shall refund such indemnity costs or damage payments to the Indemnifying Party from such insurance proceeds to the extent that the Party to be Indemnified has received benefits from both sources (i.e., payments of indemnity damages from the Indemnifying Party and such insurance proceeds) in excess of the amount of indemnifiable damages incurred by or asserted against the Party to be Indemnified.


                                  ARTICLE XIII

13.      Conditions  Precedent to the Obligations of Each Party. The obligations
         ------------------------------------------------------
         of the Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

         1.       No  Injunction,  Etc.  The  consummation  of  the  transaction
                  ---------------------
                  contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any Court or other Governmental Authority. No Court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or by the other Sellers Documents, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

13.01    Conditions  Precedent  to  Purchaser's  Obligations.
         ---------------------------------------------------

         1.       Representations,  Performance.  Sellers  shall  have  duly
                  -----------------------------
                  performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the Other Sellers Documents to be performed or complied with by them prior to or on the Closing Date. Sellers shall have delivered to Purchaser a duly authorized, properly executed certificate, dated the Closing Date to the foregoing effect.


                              Page 45 of 54 Pages

         2.       Consents.  Sellers  have  obtained  all  Consents necessary to
                  --------
                  consummate the transactions contemplated hereby, unless the failure to obtain any such Consent would not materially adversely affect the Company or its assets.

         3.       No  Material  Adverse  Effect.  No  event,  occurrence,  fact,
                  -----------------------------
                  condition, change, development or effect shall have occurred, exist or come to exist since April 1, 2002 that, individually or in the aggregate, would have a material adverse effect on the Company or its assets.

         4.       Transfer  Documents  and  Other Miscellaneous Matters. Sellers
                  -------------------------------------------------------
                  have delivered to Purchaser, at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser and its counsel:

                  (i) A certificate or certificates for all of the Company Shares. Such certificate(s) shall be in form for transfer, duly endorsed in blank by Sellers, or with appropriate duly executed stock transfer powers attached;

                  (ii) Opinion letter of The Kaiser Law Firm, P.C., counsel for Sellers, addressed to Purchaser and dated the Closing Date;

                  (iii) All minute books, stock certificates and transfer books, contracts, policies of insurance, tax returns, records of every kind and nature and all other documents and writings belonging or relating to the Company and its corporate organization, business and assets;

                  (iv) A Good Standing Certificate, dated within thirty (30) days of the Closing, of the Secretary of State of Missouri as to the good standing of Company;

                  (v)   The  Disclosure  Schedule;

                  (vi) Copies of the Certificate of Incorporation and By-Laws of Company, certified as true and correct by an officer of Company;

                  (vii) Such  resignations  of officers and directors of Company as  Purchaser  may  request;  and

                 (viii) Such  other documents  which  Purchaser reasonably deems necessary  to  effectuate  this  Agreement.


                              Page 46 of 54 Pages

         5.       Certain Employment Agreements. D. Yoka, R. Hays and M. Cussigh
                  -------------------------------
                  shall  have  entered into an Employment Agreement described in
                  Section 8.01. J. Hollander shall have entered into the Consulting Agreement.

         6.       Covenant Not to Compete Agreements. Sellers shall have entered
                  -----------------------------------
                  into  the  Covenant  Not to Compete Agreements in the form set forth  in  Exhibits  F,  F-1,  F-2  and  F-3.
                                       -------------       ---

         7.       Subordination  Agreements. Each Seller shall have entered into
                  -------------------------
                  his  respective  Subordination  Agreement set forth in Exhibit
                  "D".

         8.       Cancellation and Termination of Employment Agreements. Company
                  -----------------------------------------------------
                  and J. Hollander, D. Yoka, R. Hays and M. Cussigh shall enter into an agreement in form and content satisfactory to Purchaser's counsel canceling and terminating certain Employment Agreements between such Parties and the Company.

         9.       Parties  shall  have  entered  into  a  Termination  of  Stock
                                                          ----------------------
                  Purchase  and  Stockholder  Agreement,  Termination  of  Stock
                  --------------------------------------------------------------
                  Purchase  Agreement, and Termination of Stock Agreement as set
                  ------------------------                      ----------------
                  forth  in  Article  VIII.
                  -------------------------

         10. Company shall have entered into a Termination of Lease Agreement with MBSKC, L.L.C., a Missouri limited liability company, and Company shall have entered into a new Lease Agreement with MBSKC, L.L.C., a Missouri limited liability company, as set forth in Article IX.

         11. Sellers shall have executed any and all documentation necessary to cancel any existing buy-sell agreements between the Sellers.

13.02    Conditions  and  Obligations of Sellers.  The obligation of Sellers to
         ---------------------------------------
         consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Sellers in their sole discretion), on or prior to the Closing Date, of the following additional conditions, which Purchaser agrees to use reasonable good faith efforts to cause to be fulfilled:

         1.       Representations, Performance. Purchaser has duly performed and
                  -----------------------------
                  complied in all material respects with all agreements and conditions required by this Agreement and each of the Other Sellers Documents to be performed or complied with by it prior to or on the Closing Date. Purchaser shall have delivered to Sellers a certificate dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

         2.       Consents  and  Approvals. Purchaser have obtained all Consents
                  ------------------------
                  necessary  to consummate the transactions contemplated hereby.


                              Page 47 of 54 Pages

         3.       Consideration  and  Other  Miscellaneous Deliveries. Purchaser
                  --------------------------------------------------
                  shall have delivered to Sellers at or before the Closing, the following documents, all of which shall be in form and substance acceptable to Sellers and its counsel:

                  (i) A certified or cashiers check or wire transfer for the aggregate amount to be paid to each Seller at the Closing pursuant to Section 2.04(a) hereof;

                  (ii)  The  Notes  as  set  forth  in  Section  2.04(b);

                  (iii) Certified  copies  of  the  corporation actions taken by
                        Purchaser authorizing the execution, delivery and performance of this Agreement;

                  (iv) A Certificate of Good Standing for Purchaser from the Secretary of State of Delaware dated no earlier than thirty (30) days prior to the Closing Date;

                  (v) Opinion letter of Lindhorst & Dreidame Co., L.P.A., counsel for Purchaser, addressed to Sellers and dated the Closing Date.

         4.       Certain Employment Agreements. D. Yoka, R. Hays and M. Cussigh
                  -----------------------------
                  shall  have  entered into an Employment Agreement described in
                  Section 8.01. J. Hollander shall have entered into the Consulting Agreement.

         5.       Covenant  Not to Compete Agreements. Sellers have entered into
                  -----------------------------------
                  the Covenant Not to Compete Agreements set forth in Exhibits F, F-1, F-2 and F-3.
                  -----------------------

         6.       Subordination  Agreement.  Each Seller shall have entered into
                  ------------------------
                  his respective Subordination Agreement set forth in Exhibit D.

         7.       Pay-off Line of Line of Credit Indebtedness. Simultaneous with
                  -------------------------------------------
                  the Closing, Purchaser shall cause Company to pay off the Line of Credit Indebtedness and incident thereto procure the releases of any of the Sellers of their guarantees of any of the Line of Credit Indebtedness.

         8.       Payoff  of  Floor  Planning.  Simultaneous  with  the Closing,
                  ---------------------------
                  Purchaser shall cause Company to pay off the Floor Planning Indebtedness and incident thereto procure the releases of any of the Sellers of their guarantees of any of the Floor Planning Indebtedness.

         9.       Other Seller Documents. Purchaser shall have entered into each
                  ----------------------
                  of  the  Other  Seller  Documents  to  which  it  is  a party.


                              Page 48 of 54 Pages

                                  ARTICLE XIV

14.01    Closing.  The  Closing  of the sale and purchase of the Company Shares
         -------
         (the "Closing") shall take place on February _____, 2003 at the offices of Lindhorst & Dreidame, Cincinnati, Ohio, or at such other time and/or place as the parties may mutually agree upon. The Closing shall be deemed effective as of the day of Closing. The day on which the Closing actually occurs is herein sometimes referred to as the Closing Date.


                                   ARTICLE XV

15.      General  Provisions.
         -------------------

15.01    Further  Documents.  The Parties will, upon request at any time before
         ------------------
         or after Closing, execute, deliver and/or furnish all such documents and instruments, and do or cause to be done all such acts and things, as may be reasonably necessary to carry out the purpose and intent of this Agreement.

15.02    Publicity.  Neither the Sellers, nor Company, nor Purchaser shall make
         ---------
         any public announcements concerning this transaction without the prior written consent of the other Parties hereto. Nothing herein contained shall restrict Company or Purchaser from communicating with its employees concerning this transaction. Each Party shall keep such communication confidential, and shall use its best efforts to prevent its respective employees from disseminating such information to the public. Nothing herein contained shall prohibit any disclosure that is required by law or a court of competent jurisdiction.

15.03    Expenses.  Except  to  the  extent  otherwise  specifically  provided
         --------
         herein, Purchaser will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser or its representatives and Sellers shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which were incurred by Sellers or their representatives.

15.04    Notices.  All  notices  and  other  communications  required  by  this
         -------
         Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

         (a)      If to Purchaser, to:


                              Page 49 of 54 Pages

                  Pomeroy  Computer  Resources,  Inc.
                  1020  Petersburg  Road
                  Hebron,  Kentucky  41048

                  With  a  copy  to:
                  James  H.  Smith  III,  Esq.
                  Lindhorst  &  Dreidame  Co.,  L.P.A.
                  312  Walnut  Street,  Suite  2300
                  Cincinnati,  Ohio  45201-4091

         (b)      If to Sellers, to:

                  J.  Hollander,  Trustee
                  16  St.  Anthony  Court
                  St.  Charles,  MO  63301

                  R.  Hays,  Trustee
                  Route  3,  Box  108  H
                  Odessa,  MO  64076

                  D.  Yoka,  Trustee
                  702  North  Delaware
                  Independence,  MO  64050

                  M.  Cussigh
                  13404  West  128th  Street
                  Overland  Park,  KS  66213

                  With  a  copy  to:
                  Philip  A.  Kaiser
                  The  Kaiser  Law  Firm,  P.C.
                  12231  Manchester  Road
                  St.  Louis,  MO  63131

15.05    Binding  Effect.  Except  as  may  be  otherwise provided herein, this
         ---------------
         Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. Except as otherwise provided in this Agreement, no Party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other Party.

15.06    Headings.  The  headings in this Agreement are intended solely for the
         --------
         convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


                              Page 50 of 54 Pages

15.07    Schedules  and  Exhibits.  Schedules  and exhibits referred to in this
         ------------------------
         Agreement constitute and integral part of this Agreement as if fully rewritten herein. Any disclosure made on any Schedule or Exhibit delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule or Exhibit required hereby.

15.08    Counterparts.  This  Agreement  may  be  executed  in  multiple
         ------------
         counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

15.09    Governing  Law.  This  Agreement shall be construed in accordance with
         --------------
         and  governed  by  the  laws  of  the  State  of  Missouri.

15.10    Severability.  If  any  provision  of  this  Agreement  shall  be held
         ------------
         unenforceable, invalid or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

15.11    Waivers,  Remedies  Accumulated.  No  waiver  of  any  right or option
         -------------------------------
         hereunder by any Party shall operate as a waiver of any other right or option, for the same right or option with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any Party or any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided in this Agreement are in addition to all of the remedies provided by law. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same.

15.12    Entire  Agreement.  This Agreement and the agreements, instruments and
         -----------------
         other documents to be delivered hereunder constitute the entire understand and agreement concerning the subject matter hereof. All negotiations between the Parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understanding or agreements, oral or otherwise, in relation thereto between the Parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressed or contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or refer on any person, firm or corporation other than the Parties hereto any rights or privileges hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties hereto.

15.13    Business Records.  Sellers shall be permitted to retain copies of such
         ----------------
         books and records relating to the business of Company as related to the accounting and tax


                              Page 51 of 54 Pages
         matters of the business, and have access to all original copies of records so delivered to Purchaser at reasonable times, for any reasonable business purpose, for a period of six years after the Closing Date.

15.14    Construction of Agreement.  In the event this Agreement is interpreted
         -------------------------
         by any court of competent jurisdiction, no Party shall be deemed the drafter of this Agreement and such court of law shall not construe this Agreement or any provision thereof against any Party as the drafter thereof.

15.15    Knowledge.  Whenever  in this Agreement the terms "knowledge" or "best
         ---------
         knowledge" are used with respect to any Party, it shall mean the actual knowledge of the Party, or the officers and directors of the Party or Company, as applicable.


                                   ARTICLE XVI
                        CONSENT TO GRANTING OF A SECURITY
                        ---------------------------------
                        INTEREST IN ACQUISITION DOCUMENTS
                        ---------------------------------

16. Sellers consent and agree that upon the Closing of this transaction, Purchaser shall have the right to grant to GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Corporation, as Administrative Agent for the benefit of various lenders under a Credit Facilities Agreement, and Purchaser and various Affiliates of such parties, a first priority security interest and lien on all of Purchaser's rights, remedies, claims and interests under all the acquisition documents for this transaction.

         Seller agrees to execute at Closing an assignment of rights agreement, a copy of which is attached hereto as Exhibit I.


                                  ARTICLE XVII
                          INFORMATION SECURITY PROGRAM
                          ----------------------------
                                  MANUAL AND CD
                                  -------------

17. Upon the Closing Date, MBSKC, L.L.C. shall transfer to Company all its right, title and interest in the Information Security Program Manual and CD, free and clear of all Encumbrances. Incident to such transfer, Company shall enter into a Royalty Agreement incident to which Company shall pay MBSKC, L.L.C. a ten percent (10%) royalty on all sales of security products relating to the Information Security Program Manual and CD for the earlier of (i) two years from the Closing Date, or (ii) the payment of Two Hundred Fifty Thousand Dollars ($250,000.00) in royalties in the aggregate by Company to MBSKC, L.L.C. A copy of said Royalty Agreement is attached hereto as Exhibit J. At the Closing, the current License and Royalty Agreement between MBSKC, L.L.C. and Company dated


                              Page 52 of 54 Pages

         December 31, 2002 shall be terminated. Company shall continue to explore the HP opportunity. In the event HP should demonstrate an interest to include protecting Company's position in their respective markets, and would purchase the copyright during the period set forth above, Company and MBSKC, L.L.C. would split the net profit from said sale on a 50%/50% basis. Any net profit from such sale to be retained by Company shall be excluded from the earnout computation set forth in
         Section 2.03. Company acknowledges that Midcon Data in Oklahoma has been developing disaster recovery and imaging in parallel with Company's Security Program. It has a signed agreement with zero (0) royalties with the agreement that hardware opportunities are referred to Company.


                              Page 53 of 54 Pages

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          PURCHASER:

                                          POMEROY  COMPUTER  RESOURCES,  INC.


                                          By:  _______________________________



                                          SELLERS:


                                          ___________________________________
                                          JAMES  HOLLANDER,  Trustee  of  the
                                          James Hollander Revocable Living Trust
                                          Dated  May  12,  1997



                                          ___________________________________
                                          RAYMOND HAYS, Trustee of the
                                          Raymond Hays Revocable Living Trust
                                          Dated June 30, 1997



                                          ___________________________________
                                          DAVID  YOKA,  Trustee  of  the
                                          David  Yoka  Revocable  Living  Trust
                                          Dated  May  16,  1997


                                          ___________________________________
                                          MATTHEW CUSSIGH


                              Page 54 of 54 Pages